EXHIBIT  23(ii)


Consent of Linder  & Linder



                         INDEPENDENT AUDITORS' CONSENT



To: The Board of Directors

        And Stockholders

         Xetal, Inc. and Subsidiaries


	We consent to the reference to our firm  under the caption "Experts" and the use of our report dated December 12, 1997 with respect to the consolidated financial statements of Xetal, Inc. and subsidiaries included in the Prospectus of  Xetal, Inc. that is made part of the Registration Statement on Form SB-2 filed in behalf of Xetal, Inc. with the Securities and Exchange Commission.



 /s/ Linder & Linder
 Linder & Linder
 Certified Public Accountants


Dix Hills, New York
            September 24, 1998